UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington,  D.C.  20549

FORM  SB-2

REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

(Amendment No. 3)

____________________________________Reese Corp._________________________________

(Name  of  small  business  issuer  in  its  charter)

______Nevada____________         __________4899________     _______98-0409895_________

State or jurisdiction of                                (Primary Standard Industrial            (I.R.S.  Employer Identification No.)

incorporation  or  organization

________ Suite 1219, 1450 Chestnut Street, Vancouver, BC V6J  3K3___________

(Address  and  telephone  number  of  principal  executive  offices)

________ Suite 1219, 1450 Chestnut Street, Vancouver, BC V6J  3K3___________

(Address  of  principal  place  of  business  or intended  principal  place  of  business)

______Val-U-Corp Services, Inc., 1802 N. Carson Street, Ste 212, Carson City, NV  89701_______

(Name,  address  and  telephone  number  of  agent  for  service)

Approximate  date  of  proposed  sale  to  the  public:  As  soon  as practicable  after  the  effective  date  of  this  Registration  Statement.

If  any  of  the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the  following  box:   |XX|

If  this  Form  is  filed  to  register  additional  securities  for  an offering  pursuant  to  Rule  462(b)  under  the  Securities  Act,  check  the following  box  and  list  the  Securities  Act  registration  statement number  of  the  earlier  effective  registration  statement  for  the  same offering.     |__|   _______________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(c)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.  |__|  ________________________________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(d)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.   |__| ________________________________________________

If  delivery  of  the  prospectus  is  expected  to  be  made  pursuant  to Rule 434,  check  the  following  box.   |__|

CALCULATION  OF  REGISTRATION  FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	6,097,650	$0.20	$1,219,530	$154.51

(1)  This  price  was  arbitrarily  determined  by  Reese Corp.

(2)  Estimated  solely  for  the  purpose  of  calculating  the  registration fee  in  accordance  with  Rule  457  under  the  Securities  Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Copies of Communications to:

Gary  Henrie,  Esq.

10616  Eagle  Nest  Street

Las  Vegas,  NV  89141

Fax:  702.263.8102

PROSPECTUS

REESE CORP.

6,097,650 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. This offering will terminate on _____________, that date being 20 months after the date of this prospectus.   We have set an offering price for these securities of $0.20 per share.  If our common stock becomes quoted on the OTC Bulletin Board, the offering price for these securities will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  Though we intend to make application for listing, we cannot assure investors that our common stock will become quoted on the OTCBB.

	Offering Price	Commissions	Proceeds to Selling Shareholders Before Expenses and Commissions
Per Share	$0.20	Not Applicable	$0.20
Total	$1,219,530	Not Applicable	$1,219,530

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 5 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The date of this prospectus is: __________________________

Table of Contents

PAGE

Summary

Description of the Business

 3

Risk Factors

5

~~-  If we do not obtain additional financing, our business will fail~~

 ~~5~~

~~-  Our short operating history and lack of a finalized product~~

   ~~makes our business difficult to  evaluate in terms of predicting~~

   ~~our ability to become successful thereby  giving substantial risk~~

   ~~to any investment in Reese Corp.~~

~~5~~

~~-  We depend on Boris Machula and  Bob Lepage whom we may not be~~

   ~~able to retai~~

~~5~~

~~-  Because our president, Mr. Machula owns 54.1% of~~

   ~~our outstanding common stock, investors~~

   ~~may find that corporate decisions influenced by Mr. Machula~~

   ~~are inconsistent with the best interests of other stockholders~~

 ~~6~~

~~-  If a market for our common stock does not develop, shareholders~~

   ~~may be unable to sell their shares~~

 ~~6~~

~~-  If we are not successful in dealing with the competitive forces~~

   ~~within our industry our business will fail~~

~~6~~

~~-  Our independent auditor’s believe there is substantial doubt that~~

~~we can continue as a going concern which, if true, raises substantial~~

~~doubt that a purchaser of our common stock will receive a return on~~

~~his or her investment.~~

~~6~~

Use of Proceeds

7

Determination of Offering Price

 7

Dilution

7

Selling Shareholders

 7

Plan of Distribution

10

Legal Proceedings

12

Directors, Executive Officers, Promoters and Control Persons

12

Security Ownership of Certain Beneficial Owners and Management

13

Description of Securities

14

Interest of Named Experts and Counsel

15

Disclosure of Commission Position of Indemnification for

 Securities Act Liabilities

16

Description of Business

16

Plan of Operations

21

Description of Property

22

Certain Relationships and Related Transactions

22

Market for Common Equity and Related Stockholder Matters

23

Executive Compensation

25

Financial Statements

26

Changes in and Disagreements with Accountants

27

Available Information

27

SUMMARY

REESE CORP.

Description of the Business

We were incorporated on November 20, 2002 under the laws of the state of Nevada.  Our principal offices are located at Suite 1219, 1450 Chestnut Street, Vancouver, BC V6J 3K3. ~~4676 W 6th Ave., Suite A, Vancouver, BC  V6R 1V7~~.    Our Phone number is 604-221-4988.

Reese Corp. through it’s subsidiary Oasis Wireless (“Oasis”) provides secure high speed wireless internet access to the public via public hot spots. A hot spot is a location that is typically positioned in an area of high public traffic such as a downtown core; train, bus, ferry, or subway locations; hotel lobbies; coffee shops and similar venues. A subscriber can access the internet with his or her wireless device when located at one of these hot spots. This is a prepaid service and the subscriber has a choice of paying with a credit card online through a secure server or with a pre-paid card with an access code. The later method is more convenient for the user.  These cards are made available to the hot spot venue for sale to their customers. Oasis owns a proprietary access solution that consists of an access point which is located at a venue and software hosted at our server which handles billing, security, authentication and merchant account services. The hardware device communicates with the end users’ laptop or PDA with a wireless protocol commonly known as Wi-Fi. The end users’ wireless device must be equipped with the appropriate Wi-Fi network interface cards.  This is a card that fits in a slot in a laptop or other device and allows the user to actually communicate with our server and use the service.

Our operations and the operations of our subsidiary Oasis are extremely limited at this point. Oasis installed working hot spots in a cafe called “Pane from Heaven” and at the Jericho sailing club in Vancouver.  Neither we nor our subsidiary Oasis have generated any revenues from the two hot spots that we control currently.  Oasis has finalized arrangements with Blenz Coffee to set up one test site at a Blenz Coffee location for the WiFi service.  We continue to negotiate with Blenz Coffee for the right to establish sites at their other 35 locations in the Vancouver Lower Mainland.  Our business operations are limited at this point and there is no assurances whatsoever that our business plan will advance from this point or make any revenue at all.

Oasis can also offer customized web pages and steer location specific content to users’ browsers as part of an advertising strategy of a particular venue where the service is located.  Oasis can also offer customize web pages and steer location specific content to users’ browsers as part of an advertising strategy of a particular venue where the service is located. Our hardware will also be able to support web camera applications for security purposes.  None of these potential services are being deployed at the present time.

The Offering

Securities Being Offered

Up to 6,097,650 shares of our common stock.

Offering Price and

The offering price of the common stock is $0.20 per share.

Alternative Plan of Distribution

We intend to apply to the NASDAQ Over-The-Counter Bulletin Board (the “OTCBB”) to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.  Investors should remember, however, that a market for the stock may never develop.

Minimum Number of Shares

None.

To Be Sold in This Offering

Securities Issued

And to be Issued

13,297,650 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Summary as of March 31, 2004

Cash

$    7,743

Total Assets

$    9,986

Liabilities

$  46,128

Total Stockholders’ Deficit

$ (36,142)

Statement of Operations Summary from Inception through March 31, 2004

Revenue

$            0

Net Loss for the three months ended March 31, 2004

$  (25,011)

Net loss since inception on November 20, 2002

$(102,641)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

If we do not obtain additional financing, our business will fail and an investor in the company could lose all of their investment in Reese Corp.

As of March 31, 2004, we had $7,743 in cash on hand.  This is sufficient cash to sustain our operations for a period of two months.  We project that we need to raise $350,000 in order to execute our business plan over the next 12 months.  We currently do not have any arrangements for financing and we may not be able to obtain financing.  With limited funds we may be unable to sustain our business operations and an already existing investor could lose 100% of their investment in this case.

Our short operating history makes our business difficult to evaluate in terms of predicting our ability to become successful thereby giving substantial risk to any investment in Oasis.

We are currently trying to expand our coverage in the greater Vancouver area. However, we have a limited operating history upon which to base an evaluation of our business and prospects.  Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must successfully implement our business plan and marketing strategies.  We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

We depend on Robert Lepage whom we may not be able to retain in the long run and should we lose Mr. Lepage, it is almost certain we will not succeed and an investor will lose their entire investment.

Mr. Boris Machula does not have adequate personal expertise with respect to wireless internet access. Accordingly, we rely on the training of Robert Lepage to run and oversee the technical side of our business.  Mr. Lepage works full time for Oasis spending six to eight hours per day on company matters.  Due to the competitive nature of our industry we may not be able to retain the services of Mr. Lepage.  In such event, we could not prosecute our business plan unless we can replace them.  It is uncertain whether we would be able to do so.  In addition, we have no key-man life insurance on Mr. Lepage.  An investor could lose 100% of their investment in the event Mr. Lepage were to depart from the company.

Because our president, Mr. Machula owns 54.1% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Machula are inconsistent with the best interests of other stockholders.

Mr. Machula is our president and director. He owns approximately 54.1% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters. The interests of Mr. Machula may differ from the interests of the other stockholders.  For example, factors which could cause the interests of Mr. Machula to differ from the interest of other stockholders include his ability to devote the time required to run a developing company, or a decision to sell his personal stock holdings at a time when it is not in the best interest of Reese Corp. to do so.  At the present time, Mr. Machula spends approximately four hours per day on our business affairs.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop.  We currently plan to apply for a listing of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the OTCBB or, if traded, a public market may not materialize.  If our common stock is not traded on the OTCBB or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Our independent auditor’s believe there is substantial doubt that we can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment.

If we are not able to continue as a going concern it is likely any holder of our common stock will lose his or her investment in that stock.

We have attained no revenue to date and there can be no assurance that we will ever achieve revenues, in which event any investor in Reese Corp. will lose her or his investment.

Not only have we not generated any revenue to date, there is no sign at this point that we will ever earn revenue or be profitable in the future.

Technology changes could put further immediate capital requirements upon us and put pressure on our already weak financial position, thereby putting the investor at risk of losing all of their funds due to our becoming illiquid.

The Wi-Fi technology is still evolving and it is possible that a new frequency could be adopted by the greater Wi-Fi user community.  This would cause us and Oasis to have to upgrade our servers and other peripherals to stay in sync with the standards for WiFi use.  Considering the cost of this equipment, this could put further financial pressure on us.

Our software applications could infringe on the intellectual property rights of others subjecting us to liability and our investors to a loss of their investments.

We do not hold any patent rights on our software applications.  Accordingly, there can be no assurance that our software applications do not infringe on the patent or other intellectual property rights of others.  In the event we have infringed on the rights of others and such rights are ever enforced, any profits realized by us during a time of infringement could be subject to being confiscated by the party or parties holding such rights putting us in significant jeopardy financially.  The realization of any such events would likely result in our investors losing part of all of their investments.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.20 per share offering price of our common stock was arbitrarily chosen.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.  We intend to apply to the OTCBB for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 6,097,650 shares of common stock. The following table provides as of ~~April 8, 2004~~ July 30, 2004 , information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each following the offering.

~~All numbers in the table are adjusted for the six for one forward split of our common stock that took place since April 29, 2003.~~

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering

Murray Blewitt

450,000

450,000

-0-

0.0%

Kelly Boechler

375,000

375,000

-0-

0.0%

Julie Boechler

300,000

300,000

-0-

0.0%

Kendall Clemas

2,000

2,000

-0-

0.0%

Richard Clemas

2,000

2,000

-0-

0.0%

Stanley Davis

1,200

1,200

-0-

0.0%

Brian Del Signore

1,000

1,000

-0-

0.0%

Ernest Del Signore

1,200

1,200

-0-

0.0%

Shauna Doersam

300,000

300,000

-0-

0.0%

Galen Evans

450,000

450,000

-0-

0.0%

Evgenia Faifel

300,000

300,000

-0-

0.0%

John Gordon

 1,200

1,200

-0-

0.0%

Michelle Gordon

 800

800

-0-

0.0%

Dezso J. Linbrunner

1,200

1,200

-0-

0.0%

Annette Linbrunner

750

750

-0-

0.0%

Steve Livingston

450,000

450,000

-0-

0.0%

Christie McGillivary

480,000

480,000

-0-

0.0%

Walter  Majewski

1,200

1,200

-0-

0.0%

Francis  Majewski

1,200

1,200

-0-

0.0%

Paul Myring

450,000

450,000

-0-

0.0%

Hai Nguyen

360,000

360,000

-0-

0.0%

Julie Panneton

1,000

1,000

-0-

0.0%

Richard Radford

1,250

1,250

-0-

 0.0%

Lynne Radford

1,250

1,250

-0-

0.0%

Viktoria Roudnitskaia

 450,000

450,000

-0-

0.0%

Dale Severson

1,200

1,200

-0-

0.0%

Amy Severson

1,200

1,200

-0-

0.0%

Steve Toban

510,000

510,000

-0-

0.0%

Svetlana Tompkins

1,000

1,000

-0-

0.0%

James Walker

1,200

1,200

-0-

0.0%

Shelley Walker

420,000

420,000

-0-

0.0%

Georgina Wallace

360,000

360,000

-0-

0.0%

Carl Whiteside

 420,000

420,000

-0-

0.0%

Warren Willmeng

 800

800

-0-

0.0%

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None of the selling shareholders or their beneficial owners:

•

have had a material relationship with us other than as a shareholder at any time within the past three years; or

•

have ever been an officer or directors of the company or any of our predecessors or affiliates within the past three years.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months.  We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities.  Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction.  Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective.  Furthermore, the selling shareholders’ selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions;

3.

In short sales; or

4.

In any combination of these methods of distribution.

The sales price to the public is fixed at $0.20 per share until such time as the shares of our common stock become traded on the OTCBB or another exchange.  Although we intend to apply for trading of our common stock on the OTCBB, public trading of our common stock may never materialize.  If our common stock becomes traded on the OTCBB or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.

The market price of our common stock prevailing at the time of sale;

2.

A price related to such prevailing market price of our common stock; or

3.

Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N. Carson Street, Suite 212, Carson City, Nevada  89701.

Directors, Executive Officers, Promoters and Control Persons

Officers and Directors

The following is information regarding our officers and director:

Name of Director

and Officers

Age

Office

Boris Machula

38

President, CEO, Secretary, Treasurer and Director

Robert M. Lepage

44

 President of Subsidiary(Oasis Wireless, Inc)

Boris Machula

Mr. Machula has a Business Management Diploma from Langara College.   He has also spent time in the Microsoft Certified Systems Engineering program but did not finish the course.   He has spent a significant amount of time building computer networks through the years as a hobby and generally understands many technologies well.    Prior to becoming involved in Reese Corp. Mr. Machula earned his living as a private investor.

Duties

Mr. Machula is responsible for finding financing for us and also handles most of our day to day matters as they relate to paying bills and other mundane details.  He is also responsible for organizing information for this Form SB-2, which more specifically would be accounting and legal matters.   Mr. Machula has also jointly been involved in maintaining the website for Oasis.

Mr. Machula has to this point been a lender of last resort to us although there is no assurance that this will continue in the future.

Time with company

November, 2002 until present.

Robert M. Lepage

Mr. Lepage has been involved in the Canadian wireless industry for over 15 years.

Company

He started in Toronto at Bell Cellular (now Bell Mobility) in 1987 in the RF engineering group.   Bell Mobility among other things provides cellular service to consumer and corporate clients.

Title and Duties

Mr. Lepage was an RF Analyst(Radio Frequency Analyst) at Bell.  His primary focus was cellular network performance and he was instrumental in maintaining network integrity as the early analog system evolved into a comprehensive network serving millions of subscribers.
Time with the company

Mr. Lepage was at Bell from June, 1987 to April, 1990

Company

Bell Northern Research.    Bell Northern Research was a subsidiary of Bell Telephone and was involved in cellular telephone development and research.

Title and Duties

Cellular Signal Researcher.   In 1990-1991 he transferred to the Bell Northern Research labs in Richardson Texas where he developed an IS-54 test bed for the first generation TDMA hardware platform.   More simply, he was advancing cellular hardware technology.

Time with the company

July, 1990 to November 1991.

Upon his return to Toronto in 1992, he continued on with Bell Mobility and was involved with the verification of the first TDMA(type of signal used for cellular phones) roll-out on an active network, and continued to design expansion areas of the growing Ontario cellular network.  He did this work until April of 1997.

Company

Clearnet PCS Inc.  Clearnet was a cellular phone service provider before it was acquired by Telus.

Title and Dutes

Radio Frequency Analyst.   In 1997 Robert moved to Vancouver, B.C. and continued RF Engineering activities with Clearnet PCS Inc. He was responsible for the RF design of Clearnet's CDMA network in several key markets including, Vancouver, Calgary and Victoria, and managed the Clearnet RF engineering team just prior to his resignation in 2001.

Time with the company

May, 1997 to September 2001

Company

Nortel Networks.  Supplies among many other things cellular site equipment.

Title and Duites

RF Consultant.  In 2001, Robert took on a consulting role to Nortel Networks where he planned and designed the Vancouver and Victoria areas of the Bell Mobility CDMA 1X ready network in British Columbia.

Time with the company

February, 2001 to July 2002

Company

Oasis Wireless.  Provides Wifi (Wireless internet and email access at high traffic locations) service to prospective users.

Title and Duties

President, Oasis.  Mr. Lepages duties entail handling all issues related to the Wi-Fi technology used in hot spots locations.  Mr. Lepage has installed the technology and has the ability to service it as well.  He also planned the website and oversaw its implementation from the interface to the billing system.

Mr. Lepage has also been our marketing person and for Oasis.  He recently negotiated the Blenz Coffee test hot spot location (Robson Street location, Vancouver) which should be installed by September 2004.  There is no guarantee in writing that this test location will be installed by then or ever.

Time with the company

November, 2002 until currently

Mr. Lepage has a Bachelor of Technology and recently completed the Management Systems in Advanced Technology program at Simon Fraser University.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of ~~April 8~~ July 30 , 2004 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group.  The shareholder listed possesses sole voting and investment power with respect to the shares shown.

Name and address

Number of Shares

Percentage of

Title of class

of beneficial owner

of Common Stock

Common Stock (1)

Common Stock

Boris Macula

7,200,000 shares

54.1%

Director and President

2534 MacDonald St.

Vancouver, B.C.

V6K 3Z2

Common Stock

All Officers and Directors

7,200,000 shares

54.1%

as a Group (one person)

(1)

The percent of class is based on 13,297,650 shares of common stock issued and outstanding as of February 24, 2004.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share. As of ~~April 8~~ July 30 , 2004, there were 13,297,650 shares of our common stock issued and outstanding that are held by 35 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock will possess all voting power unless the law, or a resolution is adopted by our board, provides otherwise with regard to preferred stock. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for that purpose.  In the event of liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary Henrie, Attorney at law, our independent legal counsel, has provided an opinion on the validity of our common stock.

Williams & Webster, independent public accountants from Spokane, Washingston, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Williams & Webster has presented their report with respect to our audited financial statements.  The report of Williams & Webster is included in reliance upon their authority as experts in accounting and auditing.

On or about May 1, 2004, Reese Corp changed its principal auditors to Amisano Hanson, Chartered Accountants.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

DESCRIPTION OF BUSINESS

History

We were incorporated in the state of Nevada on November 20, 2002 under the name Reese Corp.   In April, 2003, we determined to take steps to develop our current business operations by acquiring Oasis Wireless of Vancouver, BC, Canada.  Oasis was acquired for nominal consideration with the understanding that Robert M. Lepage could continue to work for Oasis and develop his vision for that company.   The description of our business in this prospectus is the description of our business as it was created originally by Oasis and as we continue to operate through Oasis as our wholly owned subsidiary.  We have no business operations other than those conducted through Oasis.   While we do not have any renting, leasing or profit sharing agreements with our current hot spot locations, we may in the future enter into an agreement with our current or future hot spot locations.  Our thin client computer is a non-obtrusive installment in their business place.  We believe that this service is beneficial because it allows the customers to utilize their PDA or laptop computers while consuming the products at the hot spot locations.

Oasis originally entered into a non exclusive open ended arrangement where we would have access to back office software and internet access gateway hardware. A company called Fatport supplied us with this software.  This was achieved through a licensing process where we paid monthly fees for the use of their infrastructure. This provided us with the ability to quickly deploy our own Wi-Fi hot spot locations using our own branding and logo. FatPort’s business model was built around licensing their proprietary hardware/software solution to other potential wireless internet service providers in the same geographic area. We withdrew from this arrangement after two months when it was evident that the arrangement was not in the best interest of our future goals and growth as it was going to be too expensive for us.  The separation between the two businesses was amicable.

Operations

Our business plan calls for the on-going development of the hot spot or Wi-Fi service offering. This will involve operations primarily in the areas of business development, marketing and sales. Secondary efforts will be concentrated on providing customized value added services on to the existing hardware platform when customers’ requests and financial resources allow. Our current offering consists of an access point/thin client computer located at each venue and our proprietary back office software which handles security, billing and authentication. Two thin client computers have been installed in the greater Vancouver area in hot spots.   Pane from Heaven is one access point and the other one in Vancouver is the Jericho Sailing Club.

A thin client computer is a generic term which refers to a computer that has a basic operating system but relies on a separate server for running the bulk of its data processing. In our configuration the thin client is the access point which is physically located at a hotspot location. The access point is connected to the remote server via an internet connection.

Hot spot location #1 is located at:

Jericho Community Sailing Centre

The Galley Restaurant

1300 Discovery Rd.

Vancouver B.C.

In service since July 2003.

Hot spot Location #2 is located at:

Pane from Heaven Coffee and Food

1624 Cypress St.

Vancouver, B.C.

In service since October 2003.

The thin client computer is owned by Oasis and is allowed to be installed in the place of business.  No agreements were used for this arrangement other than verbal ones asking to do so.  Any revenues generated from these locations is paid to Oasis only.

To open up an account, our end users agree be bound by a Customer Service Agreement.  This agreement details the operation of the account, billing and payment procedures and explains the acceptable uses of our services.  It also contains language limiting our liability if our services are ever used for wrongful purposes.

We are currently in discussions with a medium size coffee shop franchise company for deployment of a one location test site for our Wi-Fi solution. This company has expressed an interest in a music distribution solution that will allow the maintenance and hassle free operation of background music at each of their locations.  Oasis is not involved in intellectual property rights issues when it comes to the provision of multimedia services of any kind and these matters are solely the responsibility of the venue in which we operate.  We are by no means a content provider.  This test site is expected to be installed in September 2004 but there is no guarantee that this will happen as circumstances could change.  We have nothing in writing at this point as far as any kind of contractual agreement is concerned.

For now, marketing has largely consisted of door to door encounters with businesses and phone solicitation carried out by Robert Lepage.  On-going marketing initiatives planned will involve local promotional events such as sponsorship of relevant conferences and seminars, university promotions and on-line promotions from our website. Other target clients include franchises, hotels, convention centres, marinas, golf courses, RV parks, and similar venues for our service.   Again only two access points have been established at this point.

Principal Products and Services

We aspire to provide secure, high speed wireless internet access at public venues. Our service primarily appeals to corporate users/travelers which is a subset of the business segment of the mobile industry. The assumption is that this target market has a desire to work/access internet/email outside of the normal work space. The service has now moved into the consumer market area as public hot spots, residential wireless, and other applications. This technology was developed as an alternative to DSL/cable internet access and wired LAN systems. In the context of the hotspot business model we believe that this service offers a value proposition to venue owners/operators.   While our service then is Wi-fi facilitating, it is also a draw to increase customers in the hot spot location for the given business at that location.

In addition to the Wi-Fi service, our hardware platform allows us to deliver multimedia and security services to hot spot locations. It should be noted that Oasis is not involved in any sort of content delivery and any matters related to content delivery and intellectual property rights are matters concerning the venue where the hot spot is housed and the content owner.  The access point can serve as a computerized jukebox. In this scenario MP3 files are pre-loaded to each access point via the internet. Enough titles are loaded so that a repetition cycle cannot be noticed.  A separate playlist is then downloaded to the access points to tell it which songs to play. The playlist can be altered to change the sequence of the titles. Video files can be downloaded to the access points in a similar manner.  Again intellectual property rights regarding this are matters that are to be dealt with by the venue owner and the video clips they would provide to users.   In order to offer a security feature for a venue, a webcam can be connected to any access point associated software.  This can be used as a security measure in applications where remote monitoring of premises is required. These features create a value add for the proprietor of the venue and the hardware is leveraged for its full functionality instead of use for just the Wi-Fi service.  Again we would like to note that these are services we are willing to provide but do not provide in any capacity now.

The concept of playing back music at an Oasis client location (coffee shop, restaurant etc.) leverages the flexibility of the existing Wi-Fi hardware platform by storing MP3 music files on a Wi-Fi access point at a given customer location. The music files are played back automatically from the access point which is connected to an audio system at the same physical location. The music content (MP3’s) are purchased by the Oasis client and can be downloaded to a given access point via the internet. In this manner the client has total control of the background music at any or all of the clients’ locations that have a Wi-Fi ccess point deployed. When the client wishes to change the content they can do so at any time from a remote server or computer. The video application would work in the same fashion and the content could be either stored in the access point or streamed from a dedicated server. At this time only the music application is supported.

Oasis owns the intellectual property rights to the current version of the music application software.

Qualified crafts people are individuals with Information Technology backgrounds. They are experienced installers and commissioning testers of internet based peripherals such as Wi-Fi access points, bridges, routers and similar devices that are an integral part of networked systems such as this. No more than two individuals would be required for small scale deployments of 100 or less Wi-Fi systems. The installation process typically takes four to five hours which can vary depending upon the physical and technical complexities that may arise.

We do not hold any patents on the software we have paid to have developed. We do own the rights to the code that was written specifically for our wireless application.  The party hired to write the code has released all rights to the code to us.

Industry Background and Status

The following discussion about the Wi-Fi industry appearance and evolution are solely the opinion of Mr. Robert Lepage, the president of Oasis.

The wireless LAN (local area network) industry emerged in 1997 when the Institute of Electrical and Electronic Engineers (IEEE) standardized a wireless frequency range to allow the interconnection of computer networks without wires. The main driver for ratifying this standard was to make deployment of  local area networks (LAN’s) easier and more cost effective. The techical designation given to the standard is IEEE 802.11. It has a few variants but the most common is 802.11b which is used exclusively for Wi-Fi deployments. At some point the technology started to work its way out of the enterprise environment into the public domain. It became evident that if a company could offer wireless internet access to users in public places it would offer workers a degree of mobility not previously experienced when tethered to a desk. Public hot spots started to emerge as early as 1999 when several US companies started rolling out the service.

Since then economies of scale have dictated lower hardware costs to implement Wi-Fi hot spots and the early adopter market is moving into a more mainstream market. Computer equipment manufacturers such as Dell, Hewlett Packard, Sony and Toshiba are now producing notebooks and laptops with Wi-Fi capability built in. This is seen by industry analysts as a huge market push.  Wi-Fi suppliers are installing the hot spots at all public locations where people are most likely to use the service. Other vertical markets such as hospitality, medicine, law, transportation and recreation are realizing the benefits of wireless internet access.  US cellular service providers are also getting into the area and are building their own networks mostly at larger venues such as airports and train stations.

Mr. Lepage has observed that the market is changing to service an audience of a wider demographic background including students, and teenagers.  This is a positive move to widening the Wi-fi audience.

Marketing

As the Wi-fI industry is currently receiving attention from the media, the marketing efforts for the company are being made somewhat easier. The entry into the Wi-Fi space by leading computer and wireless device manufacturers has helped greatly to expose the whole area of wireless internet access and its inherent benefits.  This helps to promote the overall industry in which Oasis hopes to be a part.

We plan to market the service on a very local basis through the use of traditional methods. We note however while these marketing plans are intended we have not launched any of these initiatives yet and there is a possibility that we may never be able to do so.  Possible marketing initiatives would involve promotional activities and some small print ads in industry publications. We request that our hot spot location partners allow us to post signage at their locations depicting our logo and describing the service offering. We would eventually aim to do wider promotional activities like sponsorship of local technology conferences, seminars and networking events, although our current financial situation does not allow this.

With a limited budget at this point phone solicitation and walk ins have been the market strategy so far utilized in addition to our website which we feel is a powerful marketing tool.  Our web address is www.oasiswireless.net.  This website does not constitute a part of the prospectus.

Competition

Competition in the Wi-fi industry in British Columbia comes from two companies.  FaTport and Telus Mobility.  FaTport is a smaller company with a short history.  Telus Mobility is a subsidiary of a well established phone company that has been in British Columbia for decades.  Telus Mobility is a well capitalized company.

FatPort is a subsidiary of Ignition Pointa publicly traded company on the Toronto Stock Exchange.  As of December 31, 2004, their first fiscal quarter, their total revenue was US$221,285 (Canada wide), a 165% increase over the same quarter in 2003.  They lost US$250,117 for the same period.  Even though FatPort is not profitable, sales figures demonstrate that it is a growth industry.  The revenue numbers were harder to attain from Telus Mobility because their consolidated balance sheet did not reveal Wi-Fi revenues alone.

The incumbent Wi-fi provider in our market, Telus Mobility, has had the luxury of establishing agreements with most of the prime locations in the downtown core. They also created a re-seller program so that any one with minimal capital could enter the space with their own brand and try to establish a venue base.  We have not seen any of these competitors emerge however.

Technology

Access Point

Oasis uses the established IEEE 802.11b wireless air interface protocol to connect potential end users to our access points. The connection is established with a Network Interface Card, (NIC) which plugs into the PCMCIA slot of a notebook or laptop computer. A Network Interface Card is a card that when inserted in the slot referred to allows the computer or device to communicate within this certain frequency used for Wi-Fi.  Newer computers have this functionality integrated into the computer body. Our access point is a small off the shelf thin client computer. It has audio and video capabilities and an ethernet port to connect to the internet. It also uses a 802.11b NIC in the same manner as a laptop computer. In order for the computer to act as an access point we have developed a proprietary program that runs on open source code called Linux. This software controls all the functions of the access point, including booting, operating system distribution, adaptive firewall, and other functions as well.  This software is burnt onto a flash memory card which plugs into the unit.

Software Ownership

Oasis owns two types of software at this point.  It owns the software that allows music to be played through to the Wi-Fi user.  We have not utilized this capability to this point.  Oasis does not have anything to do with delivery of actual music or the intellectual property rights issues that go along with delivery of that music.  Oasis does not use this software at this time  We also own outright the software that allows our service to authenticate credit card payments.

Wi-Fi Server

Our central server hosts all of the access points (currently 2) in our network of hot spots through dedicated connection on the internet. It controls user authentication, new account sign up, billing options, payment processing, logout, session based access and security algorithms. The software that runs these functions is also written in Linux.

Using outside Sources for Installation of Requested Services

While Mr. Lepage cannot install all of the components that may be required to provide certain services it is not expected that qualified crafts people will be frequently or even occasionally used over the next year.

Government Regulation

Our business is subject to regulation under federal, provincial and state law applicable to consumer protection.  Management believes that it is in substantial compliance with all of the foregoing federal, provincial and state laws and the regulations promulgated thereunder.  Any claim that we are not in compliance either now or in the future could result in judgments or consent agreements that required us to modify our marketing program.  In the worst cases, enforcement of fraud laws can result in forcing a business to close and to subject the business and its management and employees to be subject to criminal prosecution and civil damage actions.

Plan of Operations

As previously mentioned in this text we currently have two access points for our Wi-fi service.

Since inception through ~~April 8~~ July 30 , 2004, we have not obtained any revenues from operations.  To date, our focus has been on developing our services and engaging additional hot spots.  We have no revenues because we have no end users.  We believe we need additional hot spots before end users will view it as a viable service that they can access from various venues.  Once we have additional hot spots so as to be able to offer an attractive package, we plan on marketing our service to end users and expect to generate revenues at that point.

The principle and sole source of revenue at the present time is expected to be derived by the use of our WiFi services by end users.  End users must be at least 18 years of age and will open an account with us.  Their credit card will be billed monthly for air time used during the prior month.  We can terminate the account of any end user at any time if the end user is in violation of the Customer Service Agreement.

The principal terms of our customer Service Agreement are highlighted below:

•

Users of our services must be at least eighteen years old or have the consent of their  parents or legal guardians.

•

The agreement is not assignable by the customer.

•

Our current fee schedule for services is posted on the Oasis website.  We may change or modify or add to the fees we charge at any time.  Such changes, modification or additions will be effective immediately upon posting on the OASIS website.

•

A customer is responsible for all charges to his, her or its account.

•

Charges are billed to a customer's credit card each month.

•

We may, in our sole discretion, suspend or cancel a delinquent account.

•

A customer may terminate his, her or its account at any time upon notice to our Customer Service Department.

•

We may terminate a customer's account at any time and for any reason including, without limitation, if the customer is in breach of the agreement.

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We have no obligation to monitor the use of the services, but we may do so and it may disclose information regarding the use of the services if, for any reason it believes, in our sole discretion, that it is reasonable for us do so including, without limitation, in order for us to satisfy any legal requirements or requests, to operate the services properly or to protect ourselves and our customers.

•

The balance of terms relating to indemnifications and our right to exercise editorial control or review over content are set out in the customer Service Agreement set out in Exhibit 10.4.

Principle expenses over the next 12 months are expected to be the following:

·

Cost of salaries which to this point have been irregularly paid.

- $179,000 for Mr. Machula and Mr. Lepage and three marketing people (Should financing allow)

·

Cost sharing of ADSL high speed internet facility.

$840 annually –- $70 per month

This is the medium by which high speed internet service is delivered to a given location between an Internet Service Provider and the hot spot.   This is the rented cable in which the WiFi service is delivered which is also called band width.

·

Cost of purchasing new hot spot hardware.

$34,500- Based on 75 new access points.  This is a purely speculative number of new hot spots for the year.

Nagasaki MS2100 Thin Client Computers at US$450 per unit and 2 more SuperMicro Servers at US$1500 per unit.

These items are used to transmit Wi-Fi service

·

Cost of web hosting and gateway fees

- $500 annually and $48 for both monthly.  $1,076 per year.

allows us to host our website and process credit card payments respectively.

·

Cost of a more significant office space

$40,000 annually

·

Cost of producing airtime cards.

$2,100 in printing costs per 3000 cards

Used by customers to access our service

·

Cost of accounting and legal.

$8,200 per year. Accounting cost supports our ongoing attempt to be a reporting company.

$12,000 per year.  Legal expenses for the year will primarily support our attempt to be become a reporting company and hopefully become listed on the OTCBB.  There is no assurance what so ever that this listing will ever occur.

Our cash needs have been met to this point by loans from Mr. Boris Machula and prior to that by equity financing via private placements.  Mr. Boris Machula has been providing financing to us to meet our needs to make it to the next equity or debt financing, although there is no assurance that funds of this kind will appear ever.  All loans from directors or employees are non-interest bearing with no specific terms of repayment.  It is expected that these loans will be repaid when further debt or equity financing or revenues from operations allows the possibility of repayment.

It is our goal to raise $350,000 over the next 12 months.  This money would be used primarily to purchase equipment, pay salaries, and to do marketing and get a more significant office space.  The equipment we will purchase during the next 12 months depends upon the amount of access points we are able to sign up.   This is hard to estimate.  Likewise it is hard to estimate what type of revenue will be created through these access points should they exist.

Mr. Machula, our president, is providing debt financing for the company now and while we expect that he will continue to do this until another debt or equity financing is possible there is no guarantee of course that this will continue.  Considering his personal financial position this is what we expect.  As we understand the process a private equity placement is not possible until we would be completed the 15c-211 process with NASD.  As of March 31, 2004 we had US$7,732.30 in the treasury and we believe that this will carry us for two months , although Mr. Machula is expected add more funds to the treasury in May of 2004.  There are no agreements regarding how, when or why Mr. Machula will lend this money.

Employees

Our goal for the next 12 months is to hire three marketing people.    While we have some office equipment at the Suite 1219, 1450 Chestnut Street, Vancouver, BC, V6J 3K3, in the event of new hirings we would require more equipment should our 12 month plan come to fruition.  With Boris Machula, Robert Lepage and three marketing people the twelve month salary outlay would be US$179,000.  While Mr. Machula previously drew a salary he has not done so since April 2003.  Mr. Machula is a part time employee working an average of four hours per day.

Equipment

Assuming the previous scenario, the cost of 3 desks and 3 personal computers would amount to $7,500.

Our goal is to sign up 75 access points in the next year.  While this is only a goal and not necessarily a reality, should we achieve this level of success we would require 70 more Nagasaki MS2100 Thin Client Computers at US$450 per unit and 2 more SuperMicro Servers at US$1,500 per unit.  The total outlay for this type of equipment would be $34,500.

Advertising and Marketing costs

We have researched the cost of advertising to small business and end users alike and there is a variety of print media where we can advertise our service.  This is essential to the proliferation of our service. We feel that it is important we begin doing this as soon as our financial situation allows.  We would require a $50,000 advertising budget which is minimal and would be aimed at print media.

Office Space

The office space required for a 5 staff office would be at least 1,400 square feet and would cost approximately $2,500 per month. After miscellaneous costs for office administration the 12 month cost would be an estimated $40,000.

Research and Development

Oasis through software development has spent a total of $7,515.38 in research and development during the year ended June 30, 2003.

Employees

We currently have 1 full time and 1 part time employee including the president of the company.

Subsidiaries

Oasis is our only subsidiary.

DESCRIPTION OF PROPERTY

We do not lease or own any real property.  We maintain our corporate office at Suite 1219, 1450 Chestnut Street, Vancouver, BC, V6J 3K3.  The space is approximately 510 square feet.   This property is rented on a month by month basis, so there is no rental lease or agreement  Oasis also maintains a post office box at 101 – 1001 West Broadway Dept 129, Vancouver, BC, Canada V6H 4E4 for correspondence.

Our server, which can hold potentially valuable information, is housed at 555 West Hastings Street, Vancouver, British Columbia in a secure location.  The company that houses the server is Radiant Communications.  This property is a central server location that is earthquake proof and is leased by Jammicron Technolgies.   We in turn rent the space from Jammicron for $360 a year to keep our server there.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

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Any of our directors or officers;

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Any person proposed as a nominee for election as a director;

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Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

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Any of our promoters;

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Any relative or spouse of any of the foregoing persons who has the same house as such person.

Our president, Boris Machula, has advanced to us a total of $20,110 during the period November 20, 2002 to March 30, 2004.  These advances are unsecured, non-interest bearing with no specific terms of repayment.  It is expected that these loans will be repaid when further debt or equity financing or revenues from operations allows the possibility of repayment.  The dates and amounts loaned by Mr. Machula are as follows:

December 31, 2003

US$2000

January 12, 2004

$  110

February 4, 2004

$4000

February 20, 2004

$4000

February, 27, 2004

$1000

March 3, 2004

$3000

March 9, 2004

$3000

March 30, 2004

$3000

$20,110

Mr. Machula is by definition our promoter and has received consideration from us in connection with the founding of our company as described in the sections entitled “Executive Compensation” and “Recent Sales of Unregistered Securities”.

Oasis was incorporated by Mr. Lepage in March, 2003, and contained certain business plans and technologies that had been developed by Mr. Lepage.  The monetary investment in Oasis by Mr. Lepage included customary costs of incorporation and other small non material incidental items.  Mr. Lepage was the organizer and therefore the promoter of Oasis.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  It should be noted that should our stock trade on the OTCBB, our shares would be considered a penny stock.

We anticipate making an application for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we may not be successful in obtaining status on a public exchange, or if we are successful, a public market for our stock may not materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;  (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant  terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format,  as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's  account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

If our stock becomes categorized as a penny stock, these disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. This could result in stockholders  having a difficult time in selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had 35 registered shareholders.

Rule 144 Shares

A total of 13,275,000 shares of our common stock are currently available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 132,976 shares as of the date of this prospectus; or

2.

The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 also must comply with a manner of sale provisions and notice requirements in addition to the requirement that there be an availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, Mr. Boris Machula, our president, holds all 7,200,000 of the total shares that may be sold under Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the OTCBB.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement.  The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement.  We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the OTCBB.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTCBB.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, it may be necessary for us to raise additional capital in order for us to continue with our business plan.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

The following table sets forth certain information as to our officer and director.

Annual Compensation Table

		Annual Compensation				Long Term Compensation
Name	Title	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts ($)	All Other Compensation
Boris Machula	Pres. Sec. Treas. and Dir.	2002 2003 2004	$ 0 $ 20,200 $0	0 0 0	0 0 0	7,200,000 0 0	0 0 0	0 0 0	0 0 0
Mr. Robert Lepage	Pres. of subsidiary. Oasis	2002 2003 2004	$0 $0 $2650	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

It should also be noted that Mr. Machula on November 23, 2002 was paid 7,200,000 shares of restricted stock as founders stock for the work he had done.  This is also reflected in the 2002 column above where the restricted stock awarded category shows 7,200,000 shares.

We has agreed to pay our president, Mr. Machula an annual salary of US$40,000.  While Mr. Machula has drawn a total salary of US$20,200 to date, for the time being he has stopped drawing a salary until such time as we have the financial resources to do so again.  The salary is not being accrued.  Accordingly, no back salary will ever be owed or paid to Mr. Machula.  We have recorded the value of the services contributed by Mr. Machula for the nine month period ending March 31, 2004 as an expense and contributed surplus totaling $30,000.  Mr. Lepage was paid a small amount of salary in 2004 totaling $2,650.

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent financial reporting period ending December 31, 2003.  We have also not granted any stock options to the executive officers since our inception date of November 20, 2002 to date.  We currently have no plans to do so.

Financial Statements

Index to Financial Statements:

1.

Independent Auditors’ Report;

2.

Financial Statements for the fiscal year ending June 30, 2003 and six months ending December 31, 2003, including:

a.

Consolidated Balance Sheets;

b.

Consolidated Statements of Operations;

c.

Consolidated Statements of Stockholders’ Equity (Deficit);

d.

Consolidated Statements of Cash Flows;

e.

Notes to Consolidated Financial Statements.

3.

Financial Statements for the nine months ending March 31, 2004, including:

a.

Interim Consolidated Balance Sheet;

b.

Interim Consolidated Statements of Operations;

c.

Interim Consolidated Statements of Cash Flows;

d.

Interim Consolidated Statement of Stockholders’ Deficiency;

e.

Notes to the Interim Consolidated Financial Statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Until 90 days following the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in our right by reason of the fact that he is or was a director, officer, employee, or agent of Reese Corp., or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Our bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he is or was a director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests.  Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The bylaws provide that to the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue, or matter therein, he must be indemnified by us against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.  Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the following paragraph, must be made by us only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances.  The determination must be made:

(i)

By the stockholders;

(ii)

By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(iii)

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv)

If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our bylaws also provide that the articles of incorporation, the bylaws, or an agreement made by us may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.  The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Our bylaws also provide that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to the bylaws:

(i)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to the bylaws or for the advancement of expenses made pursuant to the bylaws, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

(ii)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee

$     155

Transfer Agent Fees

$         0

Accounting fees and expenses

$10,400

Legal fees and expenses

$14,445

Printing

$     330

Applicable taxes

$     535

---------

Total

$ 25,865

======

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be paid by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

On November 23, 2002, we issued 7,200,000 shares of our common stock to our president and sole director in exchange for services rendered valued at $12,000.00.  Services rendered by Mr. Machula included formation of the corporation and the development of the business plan including preliminary investigations of the industry and the feasibility of the business plan including all arrangements with Mr. Lepage for the acquisition of Oasis.  The shares issued were exempt from registration under section 4(2) of the Securities Act of 1933 due to the fact they were issued in an isolated transaction not involving any public offering.

From February 20, 2003, through March 4, 2003, we issued 6,075,000 shares of common stock to a total of 15 investors in exchange for investment proceeds of $0.02 per share for total investment proceeds of $20,250.  The shares issued were exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933.  A Form D documenting the offering was filed with the Securities and Exchange Commission.  We made no general solicitation in connection with the offering and took reasonable care to assure that the purchasers of the securities were not underwriters for purposes of Rule 504.

During October and November of 2003, we issued 22,650 shares of common stock to a total of 19 investors in exchange for total investment proceeds of $4,530.  The shares issued were exempt from registration pursuant to rule 504 of Regulation D promulgated under the Securities Act of 1933.  A Form D documenting the offering was filed with the Securities and Exchange Commission.  We made no general solicitation in connection with the offering and took reasonable care to assure that the purchasers of the securities were not underwriters for purposes of Rule 504.

Item 27. Exhibits

Exhibit

Number

Description

------------

--------------------

  2.1

Acquisition Agreement (2)

  3.1

Articles of Incorporation (1)

  3.2

By-Laws (1)

5.1

Opinion of Gary Henrie, Attorney at Law with consent to use (2)

10.1

Customer Service Agreement (2)

10.2

FatPort Agreement (2)

15.1

Letter on unaudited interim financial information (2)

21.1

List of Subsidiaries (2)

23.1

Consent of Williams & Webster, Independent Auditors (2)

99.1

Software rights release letter (3)

99.2

Red-lined Amendment No. 3 to Form SB-2

(1)

Filed as an exhibit to Reese Corp.’s Form SB-2 on March 5, 200 4 ~~3~~.

(2)

Filed as an exhibit to Reese Corp’s Form SB-2/A on April 29, 200 4. ~~3~~

(3)

Filed as an exhibit to Reese Corp.’s Form SB-2/A on June 23, 2004

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on August 2, 2004.

REESE CORP.

By:

/s/Boris Machula

Boris Machula

President and Sole Director

(Principal Executive Officer)

(Principal Financial Officer)

(Principal Accounting Officer)

4